Exhibit 10.8

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of the latest date set forth in the signature block below by and between Power Integrations, Inc. (the “Company”), and Balu Balakrishnan (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”), and shall be effective as of the beginning of the day on the first day following the Anticipated Separation Date within the meaning of the Transition Agreement and Release by and between Consultant and the Company (such agreement, the “Transition Agreement”, and such date, the “Effective Date”). If (i) the Transition Agreement does not become effective based on its terms, or (ii) if Consultant’s employment under the Transition Agreement is terminated prior to the Anticipated Separation Date for any reason, this Agreement shall be void and of no further effect.

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.Services and Compensation

Consultant shall perform the services described in Schedule 1 (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Schedule 1 for Consultant’s performance of the Services.

2.Confidentiality
A.Definition of Confidential Information. “Company Confidential Information” means any information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both (i) information created by others that Consultant learns or that becomes available to Consultant through the Company or its agents; and (ii) information that Consultant creates that the Company owns pursuant to Section 3 of this Agreement. By way of example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which Consultant called or with which Consultant becomes acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information does not include general knowledge, skill, and experience Consultant has acquired during the course of or in connection with Consultant’s relationship with the Company or any employer of Consultant. In addition, Company Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to Consultant; (ii) becomes publicly known or made generally available after disclosure by the Company to Consultant through no wrongful action or omission by Consultant; or (iii) is in Consultant’s rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. To the extent Consultant is an individual, Consultant understands that information about unlawful acts, such as harassment or discrimination or any other conduct that Consultant has reason to believe is unlawful, does not constitute “Confidential Information.”
B.Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of, Company Confidential Information. Consultant will not (i) use Company Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose Company Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Company Confidential Information is conveyed to Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Agreement. Nothing in this Agreement prevents workers from engaging in protected conduct, as described in the Protected Activity Not Prohibited section below.
C.Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep such proprietary information or trade secrets in confidence. Consultant further agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D.Third Party Confidential Information. Consultant recognizes that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and Consultant agrees to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such Associated Third Parties.
3.Ownership
A.Assignment of Inventions. As between the Company and Consultant, Consultant agrees that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all of Consultant’s right, title and interest in and to the Inventions. Consultant agrees that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. Consultant understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Consultant as a result of the Company’s efforts to commercialize or market any such Inventions.
B.Pre-Existing Materials. Subject to Section 3.A, Consultant will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of performing the Services; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights owned by any third party into any Invention without Company’s prior written permission.
C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. As between the Company and Consultant, the records are and will be available to and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
E.Further Assurances. Consultant agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.
F.Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
4.Conflicting Obligations
A.Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.
B.In light of the unique and specialized nature of Consultant’s services, Consultant shall have the right to subcontract the performance of any Services only with the prior written permission of the Company.
5.Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control. Consultant agrees that in discharging Consultant’s obligations pursuant to this section, Consultant will conduct a reasonable and good faith search for such information, property and equipment, including searching external storage devices, personal computers and email accounts, as well as cloud accounts.

6.Term and Termination
A.Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) February 2, 2029 or (ii) termination as provided in Section 6.B.
B.Termination. Either Party may terminate this Agreement on thirty (30) days’ prior written notice to the other Party of such termination. The Company may terminate this Agreement immediately and without prior notice for Cause (as defined in the EOBA (as defined in the Transition Agreement)).
C.For purposes of determining whether Cause exists under the EOBA, it will be a material breach of this Agreement by Consultant if (i) the Supplemental Release (as defined in the Transition Agreement) does not or cannot become effective by the twenty-ninth (29th) day following the Anticipated Separation Date due to Consultant’s failure to sign or due to Consultant’s revocation of such Supplemental Release, or (ii) Consultant materially fails to provide the Services, including but not limited to a failure to provide any Quarterly Log on a timely basis.
D.Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:
(1)The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and
(2)the sections entitled Confidentiality, Ownership, Conflicting Obligations, Return of Company Materials, Term and Termination, Independent Contractor; Benefits, Indemnification, Limitation of Liability, Arbitration and Equitable Relief, and Miscellaneous will survive termination or expiration of this Agreement in accordance with their terms.
7.Independent Contractor; Benefits
A.Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
8.Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that Consultant is not an independent contractor, (iii) any breach by Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Company Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

9.Limitation of Liability

IN NO EVENT SHALL THE COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER THE COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL THE COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

10.Arbitration and Equitable Relief
A.Arbitration. In consideration of Consultant’s consulting relationship with THE Company, the Company’s promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of compensation and other CONSIDERATION paid or PROVIDED to Consultant by the Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes that consultant may have with the company (including any Company employee, officer, director, trustee, or benefit plan of the Company, in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company or the termination of Consultant’s consulting or other relationship with the Company, including any breach of this Agreement, shall be subject to binding arbitration pursuant to the federal arbitration Act (9 U.S.C. sec. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS

ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT, AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL stay proceedings pending arbitration or COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS or COLLECTIVE action, lawsuit, or proceeding. CONSULTANT AGREES THAT ANY CLAIMS THAT CONSULTANT MAY BRING PURSUANT TO THE PRIVATE ATTORNEY’S GENERAL ACT ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED SOLELY IN CONSULTANT’S INDIVIDUAL CAPaCITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER PERSONS. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE any AND ALL COMMON LAW AND/OR statutory claims under LOCAL, state, or federal law, including, but not limited to, claims under THE California Labor Code, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, claims relating to compensation (cash, equity, or otherwise), claims relating to CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND claims of BREACH OF CONTRACT, to the fullest extent permitted BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ITS REQUIREMENT THAT CONSULTANT BRINGS ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREEs TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. Consultant further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER THE SARBANES-OXLEY ACT or other law that expressly prohibits arbitration of a claim notwithstanding the application of the faa.
B.Administration of Arbitration. Consultant agrees that any arbitration will be administered by JAMS pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS employment Rules”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS employment RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE (THE RULES UNDER WHICH THE ARBITRATION IS ADMINISTERED, WHETHER THE JAMS EMPLOYMENT RULES, THE JAMS COMPREHENSIVE ARBITRATION RULES, OR OTHERWISE, ARE REFERRED TO HEREIN AS THE “JAMS RULES”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS SECTION

AND THE JAMS RULES, THIS SECTION SHALL TAKE PRECEDENCE. CONSULTANT AGREES THAT THE USE OF THE JAMS employment RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. Consultant agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers APPLYING THE STANDARDS for such motions SET FORTH UNDER applicable law, including THE CALIFORNIA CODE OF CIVIL PROCEDURE. Consultant agrees that the arbitrator shall issue a written decision on the merits. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. SUBJECT TO THE FAA’S EXCLUSIVE APPLICABILITY TO THE ENFORCEMENT OF THIS AGREEMENT TO ARBITRATE, Consultant agrees that the arbitrator shall administer and conduct any arbitration HEARING OR PROCEEDING APPLYING CALIFORNIA SUBSTANTIVE AND DECISIONAL LAW AND THE California Code of Civil Procedure, INCLUDING THE CALIFORNIA CIVIL DISCOVERY ACT. Consultant agrees that any arbitration under this agreement shall be conducted in sANTA cLARA cOUNTY, cALIFORNIA.
C.Remedy. FOR PURPOSES OF SEEKING PROVISIONAL REMEDIES ONLY, CONSULTANT AGREES THAT THE COMPANY AND CONSULTANT SHALL BE ENTITLED TO PURSUE ANY PROVISIONAL REMEDY PERMITTED BY THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1281.8), OR OTHERWISE PROVIDED BY THIS AGREEMENT. EXCEPT FOR SUCH PROVISIONAL RELIEF, CONSULTANT AGREES THAT ANY RELIEF OTHERWISE AVAILABLE TO THE COMPANY OR CONSULTANT UNDER APPLICABLE LAW SHALL BE PURSUED SOLELY AND EXCLUSIVELY IN ARBITRATION PURSUANT TO THE TERMS OF THIS AGREEMENT.
D.Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing AN Administrative claim with A local, state or federal administrative BODY OR GOVERNMENT AGENCY such as the CALIFORNIA CIVIL RIGHTS DEPARTMENT, the Equal Employment Opportunity Commission, the National Labor Relations Board, THE SECURITIES AND EXCHANGE COMMISSION, or the workers’ compensation board. this agreement does, however, preclUde consultant from bringing any alleged wage claims with the Department of labor standards enforcement. Likewise, This Agreement does preclude Consultant from pursuing A court action regarding any SUCH CLAIM, except as permitted by law.
E.Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE.

CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT. THIS ARBITRATION AGREEMENT IS TO BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. ACCORDINGLY, CONSULTANT AGREES THAT IF A COURT OR OTHER BODY OF COMPETENT JURISDICTION FINDS THAT ANY PROVISION OR PORTION OF THIS ARBITRATION AGREEMENT IS INVALID OR UNENFORCEABLE, SUCH PROVISION OR PORTION, AS APPLICABLE, SHALL BE ENFORCED TO THE MAXIMUM EXTENT PERMISSIBLE BY APPLICABLE LAW OR, If NECESSARY, SEVERED, AND THE REMAINDER OF THE ARBITRATION AGREEMENT WILL CONTINUE WITH FULL FORCE AND EFFECt.
11.Miscellaneous
A.Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California, without regard to the conflicts of law provisions of California or any other jurisdiction, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.
B.Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to Consultant’s obligations in Section 2.D. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.
C.Entire Agreement. This Agreement, together with the schedules hereto, sets forth the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties with respect to the subject matter hereof. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. Nothing in this Agreement is intended to supersede the Transition Agreement or any of the agreements or portions thereof that are explicitly stated as surviving therein. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule. The provisions of this agreement relating to the subject matter of the Confidentiality Agreement (as defined in and amended by the Transition Agreement) are in addition to and not in substitution of the provisions of that agreement, which is incorporated herein by reference to the extent applicable.
D.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties, which writing explicitly states the intent of the parties to amend this Agreement. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, electronic mail, or electronic signature or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.G.
(1)	If to the Company, to:

Attention:

(2)If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
H.Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from filing and/or pursuing a charge or complaint with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). In addition, Consultant understands that nothing in this Agreement, including its definition of Information, prevents Consultant from discussing or disclosing information about unlawful acts, such as harassment or discrimination or any other conduct that Consultant have reason to believe is unlawful. Notwithstanding the preceding, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts or the activity otherwise protected herein. Consultant further understands that Consultant is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Consultant understands that nothing in this Agreement, including its definition of Confidential Information, limits Consultant’s rights to discuss or disclose Consultant’s compensation or the terms or conditions of Consultant’s service relationship with the Company, to the extent protected by applicable law, or otherwise impairs Consultant from assisting other Company current or former service providers in the exercise of their rights under applicable law.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		POWER INTEGRATIONS, INC.
By:	/s/ BALU BALAKRISHNAN	By:	/s/ WENDY ARIENZO
Name:	Balu Balakrishnan	Name:	Wendy Arienzo, Director, on Behalf of the Board of Directors
Date:	July 11, 2025	Date:	June 29, 2025
Address for Notice:

SCHEDULE 1

SERVICES AND COMPENSATION

1.Services. The Services will include (a) serving as an outside advisor to the Company’s Chief Executive Office (“CEO”) advising on strategic planning and guidance and support the CEO’s transition into such role, as may be deemed appropriate by the CEO in consultation with the Board, (b) assistance to the Company in the defense and prosecution of investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including as a fact witness, and (c) advising on and supporting innovation activities of the Company and its affiliates, as may be deemed appropriate by the CEO in consultation with the Board. Consultant’s assistance with such matters shall include, without limitation, being available to consult with the Company regarding matters in which Consultant has been involved or has knowledge; to reasonably assist the Company in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company.

For each calendar quarter during the term of this Agreement, Consultant will provide the CEO with a written report, no later than 30 days following the close of such quarter, detailing the Consultant’s activities with respect to the Services in such quarter (each, a “Quarterly Log”).

2.Compensation.
A.To the extent that the Outstanding Awards (as defined in the Transition Agreement) remain outstanding and unvested as of the Effective Date, Consultant will be eligible to continue to vest in such Outstanding Awards during the period of Consultant’s services to the Company under this Agreement, in each case pursuant to the terms of the applicable Stock Agreements (as defined in the Transition Agreement), and the EOBA.
B.The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.
C.All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Consultant for any taxes that may be imposed on Consultant as a result of Section 409A.